                                                                    EXHIBIT 99.1




PRESS RELEASE                                    Source: Matria Healthcare, Inc.

MATRIA HEALTHCARE EXCEEDS SECOND QUARTER EARNINGS
ESTIMATES ON 17% REVENUE GROWTH

Thursday July 22, 7:54 pm ET

MARIETTA, Ga.--(BUSINESS WIRE)--July 22, 2004--Matria Healthcare, Inc. (NASDAQ/NM: MATR - News) today announced financial results for the second quarter ended June 30, 2004.

On June 30, 2004, the Company completed the sale of the assets of its Pharmacy and Supplies business and recorded a gain on the sale of $56.1 million, or $32.8 million, net of taxes. This gain is included in earnings from discontinued operations. Also, during the quarter, Matria retired $120 million in aggregate principal amount of its 11% Senior Notes, which resulted in a loss of $22.9 million, or $14.1 million, net of taxes. This loss is included in earnings from continuing operations. The Company incurred $600,000, or $371,000, net of taxes, in additional interest expense during the quarter due to the timing of the use of the funds raised from the sale of the Company's 4.875% Convertible Senior Subordinated Notes due 2024 to retire the 11% Senior Notes, which is included in earnings from continuing operations. Also included in earnings from continuing operations is a restructuring charge of $265,000, or $165,000, net of taxes, incurred by the Company early in the second quarter of 2004.

Revenues from continuing operations for the second quarter of 2004 increased 17% to $71.9 million compared with $61.6 million in the second quarter of 2003. Excluding the unusual items described above, second quarter of 2004 net earnings were $3.2 million, or $0.29 per diluted common share, compared with second quarter of 2003 net earnings of $1.7 million, or $0.17 per diluted common share. Excluding these unusual items, earnings from continuing operations for the second quarter of 2004 were $2.8 million, or $0.26 per diluted common share, compared with $973,000, or $0.09 per diluted common share, in the 2003 second quarter. Excluding these unusual items, 2004 second quarter earnings from discontinued operations were $333,000, or $0.03 per diluted common share, compared with $771,000, or $0.08 per diluted common share, in the prior year's second quarter.

Including the unusual items described above, net earnings for the three month period ended June 30, 2004, were $21.3 million, or $2.06 per diluted common share, loss from continuing operations was $11.9 million, or $1.15 per diluted common share, and earnings from discontinued operations were $33.1 million, or $3.21 per diluted common share.

The effects of the unusual items on 2004 second quarter earnings per diluted common share are summarized as follows:

                            EPS before        EPS from          EPS as
                          Unusual Items     Unusual Items      Reported
Continuing Operations     $        0.26     $     (1.41)(1)   $     (1.15)
Discontinued Operations   $        0.03     $      3.18 (2)   $      3.21
                          -------------     -----------       -----------
Combined Operations       $        0.29     $      1.77       $      2.06
                          =============     ===========       ===========

(1) Includes loss on retirement of 11% Senior Notes, additional interest expense and restructuring charge.

(2)  Gain on sale of business.

Second quarter of 2004 revenues for the Company's Health Enhancement segment increased by 30% to $49.1 million compared with $37.9 million in the second quarter of 2003. The Health Enhancement segment is comprised of the Company's disease management business, its foreign diabetes service operation and Facet Technologies, the Company's diabetes product design, development and assembly operation. In the disease management component of the Health Enhancement segment, second quarter of 2004 revenues increased by 121% to $13.5 million compared with $6.1 million in the second quarter of 2003. In the other business components of the Health Enhancement segment, second quarter 2004 revenues for the Company's foreign diabetes business increased 16% to $14.7 million compared with $12.8 million in second quarter 2003 and Facet Technologies revenues increased 10% to $20.9 million compared with $19.1 million in the prior year's second quarter.

Second quarter of 2004 revenues for the Women's and Children's Health segment were $22.8 million compared with revenues of $23.7 million in the second quarter of 2003. The Women's and Children's Health segment is comprised of the Company's obstetrical home care clinical services and maternity disease management services.

For the six month period ended June 30, 2004, revenues from continuing operations increased 14% to $139.2 million compared with $122.1 million in the same period of 2003. Excluding the unusual items described above, net earnings for the first six months of 2004 were $4.1 million, or $0.38 per diluted common share, compared with $2.9 million, or $0.28 per diluted common share, for the same 2003 period. Excluding these unusual items, earnings from continuing operations for the six month period of 2004 were $3.1 million, or $0.29 per diluted common share, compared with $2.1 million, or $0.20 per diluted common share, in the 2003 period. Excluding these unusual items, earnings from discontinued operations for the six month period ended June 30, 2004, were $987,000, or $0.09 per diluted common share, compared with $793,000, or $0.08 per diluted common share, in the prior year's period.

Including these unusual items, for the six month period ended June 30, 2004, net earnings were $22.2 million, or $2.16 per diluted common share, loss from continuing operations was $11.6 million, or $1.13 per diluted common share, and earnings from discontinued operations, were $33.8 million, or $3.29 per diluted common share.

The effects of the unusual items on earnings per diluted common share for the six months ended June 30, 2004 are summarized as follows:

                            EPS before         EPS from            EPS as
                          Unusual Items      Unusual Items        Reported
Continuing Operations     $        0.29      $     (1.42)(1)    $     (1.13)
Discontinued Operations   $        0.09      $      3.20 (2)    $      3.29
                          -------------      -----------        -----------
Combined Operations       $        0.38      $      1.78        $      2.16
                          =============      ===========        ===========

(1) Includes loss on retirement of 11% Senior Notes, additional interest expense and restructuring charge.

(2)  Gain on sale of business.

Parker H. Petit, Chairman and Chief Executive Officer, stated, "We had an extremely productive quarter in which we significantly improved the financial strength of the Company. Through the successful completion of the purchase of our 11% Senior Notes, the raising of new capital in the form of convertible debt with a 4.875% coupon at a conversion price of $29.49, and divesting our Pharmacy and Supplies business, we significantly deleveraged our balance sheet, improved our cash position and increased our financial flexibility. These transactions resulted in the Company having over $20 million in cash and virtually no debt, other than our convertible debt, at the end of the quarter. We also had strong operating performance for the quarter with our disease management operations now beginning to show good growth in operating earnings. This should give Matria more predictable earnings growth in the future. We will continue to aggressively focus on the strategic opportunities available in the disease management and related services market, particularly those programs and services that employers are seeking."

The Company's second quarter of 2004 operating earnings from continuing operations showed a 60% increase over the second quarter of last year and its revenues from continuing operations grew by 17% over the 2003 second quarter. "The growth of our disease management businesses is much greater than the growth of our Pharmacy and Supplies business that was divested," Petit added. "With the sale of our Pharmacy and Supplies business, we have lost future operating earnings; however, we believe these losses will be largely offset by the savings in our interest expense and reduction of corporate expenses. More importantly, we have significantly reduced our financial leverage and risk and improved the predictability of our earnings."

The Company expects third quarter revenues to be between $74 million and $76 million and earnings per diluted share from continuing operations to be in the range of $0.33 to $0.38. In light of the divestiture of the Company's Pharmacy and Supplies business, full year 2004 earnings per share, excluding unusual items, are now estimated to be in the range of $1.00 to $1.10 and revenues are estimated to range from $287 million to $293 million. "Our outlook reflects our disease management operations growing rapidly and producing incrementally improved profitability, and the significant reduction in interest expense resulting from the retirement of our bonds," commented Petit.

The Company reported that the current covered lives included in its disease management programs are 24.3 million at June 30, 2004. At the end of 2003, the Company reported 14.2 million covered lives, and at the end of 2002, the Company had 7.2 million covered lives in its disease management programs.

A listen-only simulcast and replay of Matria Healthcare's second quarter conference call will be available on-line at the Company's website at www.matria.com or at www.fulldisclosure.com on July 23, 2004, beginning at 10:30 a.m. Eastern time.

Matria Healthcare is a leading provider of comprehensive disease management programs to health plans and employers. Matria manages the following major chronic diseases and episodic conditions - diabetes, cardiovascular diseases, respiratory diseases, high-risk obstetrics, cancer, chronic pain and depression. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on-line at www.matria.com.

This press release contains forward-looking statements. Such statements include, but are not limited to, the Company's financial expectations for the third quarter and full year of 2004, the continued growth in revenues and profitability of the Company's disease management business and its impact on providing the Company more predictable earnings growth, the ability of the Company to capitalize on strategic opportunities in the disease management market, and the impact of the Company's interest expense savings and corporate expense reductions in offsetting the operating earnings of the Company's divested business. These statements are based on current information and beliefs and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to achieve its financial expectations for the third quarter and full year 2004, the possibility that continued demand for the Company's disease management-related programs will diminish or not continue to grow, failure of the Company's disease management business to generate growth in revenues and earnings and generate more predictable earnings growth for the Company, failure to capitalize on strategic opportunities in the disease management market, failure of interest expense savings and corporate expense reductions to offset the loss of operating earnings from the divested business, failure to achieve the revenue expectations for the Company's newly awarded business, delays or problems in implementation or management of new disease management contracts, failure to expand relationships with pharmaceutical companies or to generate revenues from any such alliances, failure of the expansion strategy in the Women's and Children's Health business to generate growth for that business, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business, inability to grow profitably through acquisitions and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2003. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

                             MATRIA HEALTHCARE, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                (Amounts in thousands, except per share amounts)

                                                   Three Months Ended           Six Months Ended
                                                        June 30,                     June 30,
                                               -------------------------     -------------------------
                                                  2004           2003           2004           2003
                                               ----------     ----------     ----------     ----------
Revenues                                       $   71,946     $   61,602     $  139,176     $  122,079

Cost of revenues                                   40,712         36,268         81,182         72,106
Selling and
 administrative expenses                           22,633         19,095         45,618         37,161
Provision for doubtful accounts                       796          1,321            778          2,546
Amortization of intangible assets                      50             75            100            150
                                               ----------     ----------     ----------     ----------
 Operating earnings from
  continuing operations                             7,755          4,843         11,498         10,116
Interest expense, net                              (4,164)        (3,511)        (7,432)        (7,102)
Other income, net                                     114            319            114            465
Loss on retirement of senior notes                (22,886)            --        (22,886)            --
                                               ----------     ----------     ----------     ----------
 Earnings (loss) from continuing
  operations before income taxes                  (19,181)         1,651        (18,706)         3,479
Income tax benefit (expense)                        7,326           (678)         7,127         (1,408)
                                               ----------     ----------     ----------     ----------
 Earnings (loss) from
  continuing operations                           (11,855)           973        (11,579)         2,071

Discontinued Operations:
 Earnings from discontinued
  operations, net of tax                              333            771            987            793
 Gain on disposal of discontinued
   operations, net of tax                          32,799             --         32,799             --
                                               ----------     ----------     ----------     ----------
    Earnings from
     discontinued operations                       33,132            771         33,786            793
                                               ----------     ----------     ----------     ----------

Net earnings                                   $   21,277     $    1,744     $   22,207     $    2,864
                                               ==========     ==========     ==========     ==========
Net earnings (loss) per common share:
  Basic:
   Continuing operations                       $    (1.15)    $     0.10     $    (1.13)    $     0.21
   Discontinued operations                           3.21           0.07           3.29           0.07
                                               ----------     ----------     ----------     ----------
                                               $     2.06     $     0.17     $     2.16     $     0.28
                                               ==========     ==========     ==========     ==========
  Diluted:
   Continuing operations                       $    (1.15)    $     0.09     $    (1.13)    $     0.20
   Discontinued operations                           3.21           0.08           3.29           0.08
                                               ----------     ----------     ----------     ----------
                                               $     2.06     $     0.17     $     2.16     $     0.28
                                               ==========     ==========     ==========     ==========
Weighted average shares outstanding:
  Basic                                            10,310         10,116         10,267         10,098
  Diluted                                          10,310         10,302         10,267         10,198

                             MATRIA HEALTHCARE, INC.
                 UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Amounts in thousands)

                                                           June 30,      Dec. 31,
                                                             2004          2003
                                                           --------      --------
                                     ASSETS
Current assets:
 Cash, cash equivalents and short-term investments         $ 20,632      $  9,008
 Trade accounts receivable, net                              44,293        37,274
 Inventories                                                 23,770        22,261
 Other receivables                                           24,622        28,888
 Net assets of discontinued operations sold                      --        37,559
 Prepaid expenses and other current assets                   10,276        10,290
                                                           --------      --------
  Total current assets                                      123,593       145,280

Property and equipment, net                                  20,545        19,228
Intangible assets, net                                      134,269       134,315
Deferred income taxes                                        15,248        26,524
Other assets                                                  5,708         8,135
                                                           --------      --------
                                                           $299,363      $333,482
                                                           ========      ========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current installments of long-term debt
  and obligations under capital leases                     $  2,121      $    803
 Accounts payable, principally trade                         32,060        40,977
 Other accrued liabilities                                   24,869        41,339
                                                           --------      --------
  Total current liabilities                                  59,050        83,119

Long-term debt and obligations under capital
 leases, excluding current installments                      85,697       121,005
Other long-term liabilities                                   6,295         5,811
                                                           --------      --------
 Total liabilities                                          151,042       209,935

Shareholders' equity                                        148,321       123,547
                                                           --------      --------
                                                           $299,363      $333,482
                                                           ========      ========

                             MATRIA HEALTHCARE, INC.
                   RECONCILIATION OF NET EARNINGS TO EARNINGS
               FROM CONTINUING OPERATIONS EXCLUDING UNUSUAL ITEMS
                (Amounts in thousands, except per share amounts)

                                        Three Months Ended                Six Months Ended
                                              June 30,                         June 30,
                                    ---------------------------       ---------------------------
                                       2004             2003             2004            2003
                                    ----------       ----------       ----------       ----------
Net earnings                        $   21,277       $    1,744       $   22,207       $    2,864

Less gain on disposal of
 discontinued operations,
 net of tax                            (32,799)              --          (32,799)              --
Add loss on retirement of
 senior notes, net of tax               14,144               --           14,144               --
Add additional interest due
 to timing of retirement of
 senior notes, net of tax                  371               --              371               --
Add restructuring charges,
 net of tax                                165               --              165               --
                                    ----------       ----------       ----------       ----------
Net earnings, excluding
 unusual items                           3,158            1,744            4,088            2,864
Less earnings from
 discontinued operations                  (333)            (771)            (987)            (793)
                                    ----------       ----------       ----------       ----------
Earnings from continuing
 operations, excluding
 unusual items                      $    2,825       $      973       $    3,101       $    2,071
                                    ==========       ==========       ==========       ==========
Net earnings (loss) per
 common share, as reported:
  Basic:
   Continuing Operations            $    (1.15)      $     0.10       $    (1.13)      $     0.21
   Discontinued Operations                3.21             0.07             3.29             0.07
                                    ----------       ----------       ----------       ----------
                                    $     2.06       $     0.17       $     2.16       $     0.28
                                    ==========       ==========       ==========       ==========
  Diluted:
   Continuing Operations            $    (1.15)      $     0.09       $    (1.13)      $     0.20
   Discontinued Operations                3.21             0.08             3.29             0.08
                                    ----------       ----------       ----------       ----------
                                    $     2.06       $     0.17       $     2.16       $     0.28
                                    ==========       ==========       ==========       ==========
Net earnings per common share,
 excluding unusual items:
  Basic:
   Continuing Operations            $     0.27       $     0.10       $     0.30       $     0.21
   Discontinued Operations                0.04             0.07             0.10             0.07
                                    ----------       ----------       ----------       ----------
                                    $     0.31       $     0.17       $     0.40       $     0.28
                                    ==========       ==========       ==========       ==========
  Diluted:
   Continuing Operations            $     0.26       $     0.09       $     0.29       $     0.20
   Discontinued Operations                0.03             0.08             0.09             0.08
                                    ----------       ----------       ----------       ----------
                                    $     0.29       $     0.17       $     0.38       $     0.28
                                    ==========       ==========       ==========       ==========
Shares used in calculating
 net earnings per share,
 excluding unusual items:
  Weighted average shares
   outstanding, basic                   10,310           10,116           10,267           10,098
  Shares issuable from assumed
   exercise of options                     466              186              547              100
                                    ----------       ----------       ----------       ----------
  Weighted average shares
   outstanding, diluted                 10,776           10,302           10,814           10,198
                                    ==========       ==========       ==========       ==========

                             MATRIA HEALTHCARE, INC.
               RECONCILIATION OF 2004 ESTIMATED EARNINGS PER SHARE
                (Amounts in thousands, except per share amounts)

                                                      Low          High
                                                    --------      --------
Estimated 2004 Earnings Per Share                   $   2.78      $   2.88
Earnings Per Share related to unusual items            (1.78)        (1.78)
                                                    --------      --------
Estimated 2004 Earnings Per Share,
 excluding unusual items                            $   1.00      $   1.10
                                                    ========      ========


---------
Contact:
     Matria Healthcare, Inc., Marietta
     Stephen M. Mengert, 770-767-4500
     www.matria.com